AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 15, 2010
     Registration No. 333-161696

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Lexicon Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	76-0474169
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

8800 Technology Forest Place
The Woodlands, Texas 77381-1160
(281) 863-3000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Arthur T. Sands, M.D., Ph.D.
President and Chief Executive Officer
8800 Technology Forest Place
The Woodlands, Texas 77381-1160
(281) 863-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David P. Oelman Vinson & Elkins L.L.P. 2300 First City Tower 1001 Fannin Houston, Texas 77002-6760 (713) 758-3708	Jeffrey L. Wade Executive Vice President and General Counsel Lexicon Pharmaceuticals, Inc. 8800 Technology Forest Place The Woodlands, Texas 77381-1160 (281) 863-3000
Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective, subject to market conditions and other factors.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.     ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☑     Registration No. 333-161696
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.     ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.     ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be Registered	Aggregate Offering	Aggregate	Amount of
Securities to be Registered	(1)	Price Per Unit	Offering Price (2)	Registration Fee
Common Stock, par value $0.001				N/A
Total	$18,500,000	$1.15	$18,500,000	$1,319.05 (3)

(1)	Includes common stock issuable upon exercise of the underwriters’ over-allotment option.

(2)	This registration statement relates to the registrant’s registration statement on Form S-3 (Registration No. 333-161696) (the “Prior Registration Statement”). In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the proposed maximum aggregate offering price of the remaining securities eligible to be sold under the Prior Registration Statement ($92,500,002), or $18,500,000, may be registered hereby.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act. As the $12,514 previously paid with respect to unsold securities registered on Form S-3 (Registration No. 333-122214) filed by the registrant on January 21, 2005 exceeds both the amount of registration fee due for the securities registered on Form S-3 (Registration No. 333-161696) and the amount of registration fee due hereunder, no fee is being paid herewith pursuant to Rule 457(p) under the Securities Act of 1933, as amended.
     This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

PART II
Item 16. Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-23.1

EXPLANATORY NOTE
     This registration statement is being filed with respect to the registration of an additional $18,500,000 of shares of common stock, par value $0.001 per share, of Lexicon Pharmaceuticals, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV of Form S-3 promulgated thereunder. This registration statement relates to the registrant’s shelf registration statement on Form S-3 (Registration No. 333-161696) (the “Prior Registration Statement”), initially filed by the registrant on September 2, 2009, and declared effective by the Securities and Exchange Commission on September 18, 2009. The required opinion and consent of counsel and consent of independent auditor are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this registration statement.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits.

Exhibit No.		Description

5.1	—	Opinion of Vinson & Elkins L.L.P.
23.1	—	Consent of Independent Registered Public Accounting Firm.
23.2	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).
24.1*	—	Power of Attorney.

*	Incorporated by reference to the signature page to the registrant’s registration statement on Form S-3 (Registration No. 333-161696).

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, in the State of Texas, on March 15, 2010.

Lexicon Pharmaceuticals, Inc.
By:	/s/ Arthur T. Sands
Arthur T. Sands, M.D., Ph.D.
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

* Arthur T. Sands, M.D., Ph.D.	President, Chief Executive Officer and Director (principal executive officer)	March 15, 2010

* James F. Tessmer	Vice President, Finance and Accounting (principal financial officer and principal accounting officer)	March 15, 2010

* Samuel L. Barker, Ph.D.	Chairman of the Board of Directors	March 15, 2010

* Philippe J. Amouyal	Director	March 15, 2010

* Raymond Debbane	Director	March 15, 2010

* Robert J. Lefkowitz, M.D.	Director	March 15, 2010

* Alan S. Nies, M.D.	Director	March 15, 2010

* Frank Palantoni	Director	March 15, 2010

* Christopher J. Sobecki	Director	March 15, 2010

* Judith L. Swain, M.D.	Director	March 15, 2010

*By:	/s/ Jeffrey L. Wade
	Name:	Jeffrey L. Wade
	Title:	Attorney-In-Fact

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EXHIBIT INDEX

Exhibit No.		Description

5.1	—	Opinion of Vinson & Elkins L.L.P.
23.1	—	Consent of Independent Registered Public Accounting Firm.
23.2	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).
24.1*	—	Power of Attorney.

*	Incorporated by reference to the signature page to the registrant’s registration statement on Form S-3 (Registration No. 333-161696).